Exhibit 10 to
                     Debtors' Joint Reorganization Plan

                   Principal Terms of New Securities and
                     New Certificates of Incorporation






                                 EXHIBIT 10

                              PRINCIPAL TERMS
                                     OF
                               NEW SECURITIES
                                    AND
                     NEW CERTIFICATES OF INCORPORATION

REORGANIZED ZILOG

o The Board of Directors will consist of five members divided into three classes.

         > Class I: Term ends on the annual meeting of Reorganized ZiLOG occurring on or about the first anniversary of Effective Date. The Class I director will be independent of management and the Informal Committee.

         > Class II: Term ends on the annual meeting of Reorganized ZiLOG occurring on or about the second anniversary of Effective Date. The Class II directors will initially consist of one independent director and one director who is a member of Reorganized ZiLOG's senior management.

         > Class III: The Class III directors will include James M. Thorburn and one director designated by the informal group of our bondholders (the "Group Designee"). The Group Designee's term ends on the annual meeting of Reorganized ZiLOG occurring on or about the third anniversary of Effective Date. Mr. Thorburn's term ends on the earlier of the third anniversary of the Effective Date or the date on which he no longer serves as CEO.

o The Nomination Committee will consist of Mr. Thorburn and the Group Designee. In the event that Mr. Thorburn or the Group Designee resigns or otherwise ceases to serve in that capacity, one of the independent directors will succeed them.

o Majority of the outstanding stock entitled to vote may change the structure, number and composition of directors upon the earliest of:

         >    sale of substantially all assets;

         > underwritten public offering with aggregate proceeds to Reorganized ZiLOG of at least $25,000,000;

         > Change in Control of Reorganized ZiLOG (as defined in the Management Incentive Plan);

         >    second anniversary of Effective Date; or

         >    unanimous approval of such change by the Board of Directors.

o Reorganized ZiLOG will be permitted to loan up to $3,100,000 to cover the taxes on awards of restricted stock under Management Incentive Plan. No additional amounts will be reserved or distributed under the loan program unless approved by two-thirds of Board of Directors.

o Reorganized MOD III Subsidiary will be liquidated by Reorganized ZiLOG at such time as Reorganized ZiLOG's board determines it is appropriate. However, any sale, merger or liquidation of the Non-Operating Assets for an amount where both: (1) the consideration to the holders of the New MOD III Series A Preferred Stock (as defined below) includes consideration other than cash or marketable securities; and (2) the holders of the New MOD III Series A Preferred Stock receive less than the Series A Liquidation Preference plus accrued but unpaid dividends in cash or marketable securities shall require approval of a majority of the New MOD III Series A Preferred Stock. Any sale, merger or liquidation where the New MOD II Series A Preferred Stock will receive less than the Series A Liquidation Preference plus accrued by unpaid dividends will require approval by the Group Designee.

o As required by 11 U.S.C. ss. 1123(a)(6) and pursuant to Section 303 of the Delaware General Corporation Law, Reorganized ZiLOG shall have no authority to authorize or issue non-voting stock.

o 40,000,000 shares of common stock authorized, par value $0.01 per share.

         > Proposed Ownership After Restructuring: 28,000,000 shares by holders of Senior Notes; 4,558,140 shares reserved for issuance under the Management Incentive Plan. The number of shares issued or reserved for issuance under employee incentive plans, including the Management Incentive Plan, will not exceed 14% of Reorganized ZiLOG's shares on a fully-diluted basis and no additional equity (whether in the form of warrants, options, phantom equity or outright equity) will be issued or reserved for issuance for executive or employee incentive compensation for three years from the Effective Date of the Plan unless approved by a majority vote of shareholders in addition to the Board of Directors.

         >    Par Value: $0.01.

         >    Voting Rights: One vote per share.

         >    Dividends: Payable at the discretion of the new board.

         >    Registration Rights: Reorganized ZiLOG will be obligated to
              (1) file a resale "shelf" registration statement within 90 days after the Effective Date of the Plan and (2) use its commercially reasonable efforts to cause the registration statement to become effective within 120 days after the filing of such registration statement. The securities listed on the resale shelf registration statement will be held by persons who may be deemed to be "affiliates," of the issuer as that term is defined in Rule 144 promulgated under the Securities Act of 1933 or "underwriters" of the issue, as defined in ss. 1145 of the Bankruptcy Code.

         > Reporting Requirements: Reorganized ZiLOG will continue to file reports pursuant to the Securities Exchange Act of 1934, as amended.

         > Transfer Restrictions: None, other than those upon holders that are deemed "underwriters" underss.1145 of the Bankruptcy Code.

         > Listing: The New ZiLOG Common Stock will not initially be listed for trading on any national securities exchange or for quotation on any automated quotation system.

         > Charter Restrictions: A change in any of the following provisions of the Certificate of Incorporation of Reorganized ZiLOG requires a two-thirds vote of the shareholders and unanimous approval by the Board of Directors: (1) the requirement that the Reorganized ZiLOG Board representative appointed by the bondholders must approve any liquidation of the Non Operating Assets for less than the Series A Liquidation Preference plus accrued but unpaid dividends as of the date of redemption; (2) the requirement that a majority vote of the shareholders and the Board of Directors is necessary to increase the amount of equity to be issued or reserved for issuance for executive or employee compensation for three years from the Effective Date of the Plan; (3) the requirement that a two-thirds vote of the Board of Directors is required to exceed the $3.1 million limit on the loan program to facilitate employees' ability to make the necessary tax payments on Reorganized ZiLOG's restricted stock.

REORGANIZED MOD III SUBSIDIARY

o Reorganized MOD III Subsidiary's Board of Directors will consist of five members. Reorganized ZiLOG and Reorganized MOD III Subsidiary will enter into a voting agreement under which Reorganized ZiLOG will vote all of its shares of common stock of Reorganized MOD III Subsidiary to elect all of the directors of Reorganized ZiLOG to be directors of Reorganized MOD III Subsidiary.

o As required by 11 U.S.C. ss. 1123(a)(6) and pursuant to Section 303 of the Delaware General Corporation Law, Reorganized MOD III Subsidiary shall have no authority to authorize or issue non-voting stock.

o    1,000,000 shares of common stock authorized, par value $0.01 per share.

         > ZiLOG holds all shares of common stock and will continue to be held by Reorganized ZiLOG after the Effective Date of the Plan.

         > The common stock shall not be entitled to receive any dividends or proceeds upon a Liquidation or otherwise unless prior to such time all shares of New MOD III Series A and B Preferred Stock have been redeemed or retired.

         >    One vote per share.

o    84,000 shares of preferred stock authorized, par value $0.01 per share.

o 28,000 shares of preferred stock designated "New MOD III Series A Preferred Stock."

         > Proposed Ownership After Restructuring : 28,000 shares by holders of Senior Notes.

         >    Par Value: $0.01 per share.

         > Dividends: Shares of New MOD III Series A Preferred Stock will accrue dividends on the Series A Liquidation Preference at the rate of 9.5% per annum, compounded annually, whether or not declared by the board. Unless otherwise declared by the board, dividends will be payable only out of Net Sale Proceeds and Qualifying Operating Lease Proceeds (as defined herein).

              || "Net Sale Proceeds" shall mean the net cash proceeds from a Liquidation after payment of: (1)(a) the reasonable costs of Liquidation, including outside professional fees incurred in connection with such sale and reasonably necessary environmental clean-up costs incurred as a result of the discontinuance of operations of the Non-Operating Assets and its sale;
                      (b) any United States, federal, state, local and foreign income, franchise, sales, or other taxes required to be paid by Reorganized ZiLOG or Reorganized MOD III Subsidiary primarily as a result of a Liquidation; and (c) costs incurred, during any period in which operations are discontinued, to maintain the Non-Operating Assets in a salable condition; and (2) any Residual Liability Amount.

             || "Liquidation" shall mean: (i) any liquidation, dissolution or winding up of the affairs of Reorganized MOD III Subsidiary, whether voluntary or involuntary; (ii) sale, conveyance or transfer of all or substantially all of the assets of Reorganized MOD III Subsidiary, whether in one transaction or a series of transactions, whether such transactions are related or unrelated; (iii) the consummation of a merger or consolidation of Reorganized MOD III Subsidiary or any direct or indirect subsidiary of Reorganized MOD III Subsidiary with any other corporation or other entity, other than a merger or consolidation that results in the voting securities of Reorganized MOD III Subsidiary outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Reorganized MOD III Subsidiary or any subsidiary of Reorganized MOD III Subsidiary, at least 50% of the combined voting power of the securities of Reorganized MOD III Subsidiary or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (iv) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act (as if those sections were applicable), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by Reorganized MOD III Subsidiary or any Affiliate of Reorganized MOD III Subsidiary) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of MOD III Subsidiary representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

              || "Residual Liability Amount" shall mean the amount of any liability, if any, whether unliquidated or contingent, that arises from the sale of the Non-Operating Assets that Reorganized MOD III Subsidiary may owe after a sale of Non-Operating Assets in connection with a reserve, holdback or indemnification provided under an agreement for the disposition of a Non-Operating Asset, which amount has been determined in good faith by each of the New Board and board of directors of Reorganized MOD III Subsidiary.

         > Series A Liquidation Preference: Upon a Liquidation, before any distribution to the holders of the Series B Preferred Stock by reason of their ownership thereof, the holders of New MOD III Series A Preferred Stock shall be entitled to receive a liquidation preference equal to an aggregate of $30 million ($1071.42 per share of Series A Preferred Stock under the recapitalization provided for in the Plan) less the aggregate redemption price paid in connection with a Mandatory Redemption, as described below, if any (the "Series A Liquidation Preference"), plus all accrued but unpaid dividends as of the Liquidation Date, out of the Net Sale Proceeds. On the first anniversary of the Liquidation Date, the holders of the New MOD III Series A Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of the assets to the holders of the New MOD III Series B Preferred Stock by reason of their ownership thereof, a pro rata share of any amount of the Residual Liability Amount (plus an amount equal to that portion of the Residual Liability Amount paid to any third party which would not have been deductible from clause (1) of the definitions of Net Sale Proceeds) that has neither been paid, nor determined to be due and owing, to any third party to whom such amounts have been determined to be due, up to an amount that, when added to the distribution made upon consummation of a Liquidation, does not exceed the Series A Liquidation Preference plus all accrued but unpaid dividends as of that first distribution date.

         > Voting Rights: Five votes per share; provided, however, that Reorganized MOD III Subsidiary will require the approval of a majority of holders of New MOD III Series A Preferred Stock, voting as a class, to do any of the following:

              || incur debt for borrowed money of any nature or guarantee debt of any nature, except in either case to the extent necessary to maintain the assets in a salable condition or in connection with a sale of assets;

              || issue additional preferred or common stock or engage in any other form of recapitalization (such as stock splits and reverse stock splits, stock dividends, and similar transactions);

              || pay dividends other than on the New MOD III Series A Preferred Stock, redeem capital stock other than on the New MOD III Series A Preferred Stock, or make other restricted investments or payments (which such restricted payments shall not include payments under the Services Agreement);

              ||      incur consensual liens on its assets;

              || engage in any business other than leasing the MOD III assets to third parties on a triple net basis without the consent of the bondholder representative on the board; and

              || amend the voting agreement pursuant to which Reorganized ZiLOG will vote all shares of Reorganized MOD III Subsidiary to elect a board of directors that mirrors the New ZiLOG Board.

              || The New MOD III Series A Preferred Stock will vote together with the common stock and the New MOD III Series B Preferred Stock on any Liquidation requiring a vote of stockholders of Reorganized MOD III Subsidiary under Delaware law; provided, however, that a majority of the New MOD III Series A Preferred Stock must approve of any merger, sale or other transfer or disposition of MOD III Subsidiary or the Non-Operating Assets where both (1) the consideration to the holders of the New MOD III Series A Preferred Stock includes consideration other than cash or marketable securities and (2) the holders of the New MOD III Series A Preferred Stock receive less than the Series A Liquidation Preference plus accrued but unpaid dividends in cash or marketable securities.

         > Mandatory Redemption: Upon any partial sale of the assets or receipt of proceeds net of expenses (including the management fee) under the Services Agreement from an operating lease in excess of $1 million ("Qualifying Operating Lease Proceeds"), and to the extent of legally available funds, Reorganized MOD III Subsidiary must first apply such proceeds to pay all accrued but unpaid dividends then must redeem the New MOD III Series A Preferred Stock at a purchase price of 100% of the Series A Liquidation Value plus the accrued and unpaid dividends to the date of redemption.

         > Transfer Restrictions: None, other than those upon holders that are deemed "underwriters" under ss. 1145 of the Bankruptcy Code. Each share of New MOD III Series A Preferred Stock will trade as a unit with one share of New MOD III Series B Preferred Stock and will not be separately transferable until the New MOD III Series A Preferred Stock is redeemed.

         > Listing: The New MOD III Series A Preferred Stock will not be listed for trading on any national securities exchange or for quotation on any automated quotation system.

         > Enforcement Remedies: Holders of the New MOD III Series A Preferred Stock shall have the right to elect the entire board of directors: (1) in the event of a material breach of any of the terms of the New MOD III Series A Preferred Stock which is not cured within 30 days; (2) if Reorganized ZiLOG materially breaches its obligations under the Services Agreement or the Contribution Agreement and such breach is not cured within the cure period provided under such agreement, if any; or (3) if ZiLOG transfers more than 50% of its shares in Reorganized MOD III Subsidiary pursuant to any involuntary transfer or foreclosure proceeding; in any such case, which board will serve until such default has been cured.

         > Covenants: Reorganized MOD III Subsidiary will not (1) effect a Liquidation or sell any assets unless Net Sale Proceeds, together with the Qualifying Operating Lease Proceeds, if any, would equal or exceed the Series A Liquidation Preference plus accrued but unpaid dividends or (2) engage in any business other than leasing the MOD III Assets to third parties on a triple net lease basis, without the consent of the bondholder representative on the board.

         > Charter Restrictions: A change in the requirement that the bondholder representative on the board must approve any liquidation of the Non-Operating Assets for less than the Series A Liquidation Preference plus accrued but unpaid dividends requires a two-thirds vote of the preferred shareholders and unanimous approval by the Board of Directors.

o 56,000 shares of preferred stock will be designated "New MOD III Series B Preferred Stock."

         >    Par Value: $0.01 per share.

         > Proposed Ownership After Restructuring : 28,000 shares by the holders of Senior Notes; 28,000 shares by Reorganized ZiLOG.

         > Voting Rights: One vote per share. The New MOD III Series A Preferred Stock will vote together with the common stock and the New MOD III Series B Preferred Stock on any Liquidation and all other matters requiring a vote of stockholders of Reorganized MOD III Subsidiary under Delaware law; provided, however, that a majority of the New MOD III Series A Preferred Stock must approve of any merger, sale or other transfer or disposition of Reorganized MOD III Subsidiary where both (1) the consideration to the holders of the New MOD III Series A Preferred Stock includes consideration other than cash or marketable securities and (2) the holders of New MOD III Series A Preferred Stock will receive less than the Series A Liquidation Preference plus accrued but unpaid dividends in cash or marketable securities.

         > Liquidation Preference: Upon a Liquidation, the holders of Series B Preferred Stock shall be entitled to receive a pro rata share of any amount by which the Net Sale Proceeds exceed the Series A Liquidation Preference and the dividends accrued but unpaid on the New MOD III Series A Preferred Stock. On the first anniversary of the Liquidation Date, the holders of the New MOD III Series B Preferred Stock shall be entitled to receive a pro rata share of the remaining Residual Liability Amount not distributed to the holders of the New MOD III Series A Preferred Stock.

         > Transfer Restrictions: None, other than those upon holders that are deemed "underwriters" under ss. 1145 of the Bankruptcy Code. Shares of New MOD III Series B Preferred Stock issued to the former holders of Senior Notes will trade as a unit with one share of New MOD III Series B Preferred Stock and will not be separately transferable unless the New MOD III Series A Preferred Stock is redeemed.

         > Listing: The New MOD III Series B Preferred Stock will not be listed for trading on any national securities exchange or for quotation on any automated quotation system.